Exhibit 10.2

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

$5,000,000

Original Issue Date:  October 27, 2015

SENIOR SECURED CONVERTIBLE NOTE

FOR VALUE RECEIVED, GOLDEN MINERALS COMPANY, a Delaware corporation, (the “Company”) promises to pay to SENTIENT GLOBAL RESOURCE FUND IV, L.P., a Cayman Island exempted limited partnership, the registered holder hereof (the “Holder”) or to its order, the principal sum of Five Million and 00/100 Dollars ($5,000,000.00), plus interest as provided below.

This Note is executed and delivered in conjunction with that certain Loan Agreement dated as of the Original Issue Date, by and between the Company and the Holder (the “Loan Agreement”). The capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.  In the event of any conflict between this Note and the Agreement, the terms of this Note shall control.

The principal balance outstanding under this Note shall bear interest at the Interest Rate set forth in the Loan Agreement.

The Company shall pay all accrued and unpaid interest, and shall pay the outstanding principal balance hereof on the Maturity Date. This Note may not be prepaid, in whole or in part, at any time except to the extent that the exercise by the Holder of its conversion rights constitutes a prepayment hereof.

The Company acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purposes, and that all advances made under this Note shall not be used for any personal, family or household purpose.

If any payment under this Note is not paid when due, whether by acceleration or otherwise; or if any other Event of Default as defined in the Loan Agreement occurs and is continuing, then, at Holder’s option, all amounts due under this Note shall become immediately due and payable and Holder shall be entitled to exercise any and all rights and remedies provided in the Loan Documents and those provided at law and in equity.  After an Event of Default under this Note has occurred and while the Event of Default is continuing, whether or not the Holder elects to accelerate the maturity of this Note because of such Event of Default, the principal balance outstanding under this Note shall bear interest at the Default Rate specified in the Loan Agreement from the date the Holder elects to impose such rate.  The Company is liable to the Holder for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, both before and after judgment, including without limitation reasonable attorneys’ fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Holder in any bankruptcy, reorganization, insolvency or other similar proceeding of the Company.

All amounts payable under the terms of this Note shall be paid without relief from valuation and appraisement laws.

The Company waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended; (b) any right to receive notice of the following matters before the Holder enforces any of its rights: (i) the Holder’s acceptance of this Note, (ii) any credit that the Holder extends to the Company, (iii) the Company’s default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Holder takes regarding the Company, anyone else, any Collateral, or any of the Obligations, that it might be entitled to by law or under any other agreement; (c) any right to require the Holder to proceed against the Company, any other obligor or guarantor of the Obligations, or any Collateral, or pursue any remedy in the Holder’s power to pursue; (d) any defense based on any claim that any endorser or other parties’ obligations exceed or are more burdensome than those of the Company; (e) the benefit of any statute of limitations affecting liability of any endorser or other party liable hereunder or the enforcement hereof; (f) any defense arising by reason of any disability or other defense of the Company or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Company for the Obligations; (g) any defense based on or arising out of any defense that the Company may have to the payment or performance of the Obligations or any portion thereof; (h) all rights, remedies, defenses and claims and/or rights of counterclaim, recoupment, offset or setoff; and (i) any defenses given to such endorser by any failure, neglect or omission by the Holder to perfect in any manner the collection of the Obligations or the security given therefor, including the failure or omission to seek a deficiency judgment against the Company. The Company hereby consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, and to the release or discharge of, or suspension of any rights and remedies against, any Guarantor or other person who may be liable for the payment of this Note. The Holder may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of this Note is effective unless it is in writing and signed by the party against whom it is being enforced.

The Company agrees that to the extent any payment is received by the Holder in connection with the Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Note shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Holder is in possession of this Note, and, to the extent of such payment or repayment by the Holder, the Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

The Holder does not intend to charge, collect or receive any interest that would exceed the maximum rate allowed by law. If the effect of any applicable law is to render usurious any amount called for under this Note or the other Loan Documents, or if any amount is charged or received with respect to this Note, or if any prepayment by the Company results in the Company having paid any interest in excess of that permitted by law, then all excess amounts collected by the Holder shall be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full (other than contingent indemnification obligations for which no claim has been made), refunded to the Company), and the provisions of this Note and the other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectable reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law. All sums paid, or agreed to be paid, by the Company for the use, forbearance, or detention of money under this Note or the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding.

Any notices and demands under or related to this document shall be in writing and shall be given to the intended party at its address stated in the Loan Agreement in the manner provided in the Loan Agreement.  Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in the Loan Agreement.  This Note and the Loan Documents embody the entire agreement between the Company and the Holder regarding the terms of the Loan evidenced by this Note and supersede all oral statements and prior writings relating to that Loan.  If any provision of this Note cannot be enforced, the remaining portions of this Note shall continue in effect.

This Note is subject to the following additional provisions.

Section 1.              Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Antidilution Price” means the lowest per share price for which the Company has issued or sold, following the Original Issue Date,  any shares of Common Stock or Common Stock Equivalent (except (a) pursuant to warrants, options and securities convertible into Common Stock issued by the Company and outstanding on the Original Issue Date, (b) to officers, directors, or employees of the Company or any Subsidiary, and to certain consultants and contractors who perform substantial services for the Company, pursuant to a management or key employee bonus or incentive plan approved by the Board of Directors prior to the Original Issue Date, or (c) to third parties as consideration for property or services not to exceed $100,000 in value in the aggregate).

“Company” means Golden Minerals Company, a Delaware corporation.

“Common Stock” means the Company’s $0.01 par value Common Stock.

“Common Stock Equivalent” shall mean any security convertible into, exchangeable for or exercisable to purchase shares of Common Stock.

“Conversion Amount” shall mean the amount of unpaid principal, accrued but unpaid interest, and any and all other amounts that are due and owing by the Company to the Holder under this Note which Holder, in its sole discretion, elects to convert as permitted hereunder, from time to time.

“Conversion Price” shall mean the least of (i) 90% multiplied by the VWAP for the 15 Trading Days immediately preceding the Original Issue Date, or (ii) 90% multiplied by the VWAP for the 15 Trading Days immediately preceding the Conversion Date, or (iii) the Antidilution Price, adjusted in each case as set forth in Section 2 below.

“Conversion Shares” shall mean the shares of the Company’s Common Stock, $.01 par value issued or issuable upon conversion of the Note.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Holder” means any Person who is a registered holder of this Note as listed in the books of the Company.

“Original Issue Date” shall mean the date this Note is delivered to the initial Holder.

“Trading Day” means a day in which the market on which shares of the Company’s Common Stock are principally traded is open for trading, whether or not any shares of the Company’s Common Stock are actually traded on that day.

“VWAP” means volume weighted average price of the Company’s Common Stock on the U.S. stock exchange or over-the-counter market that is the principal trading market for the Company’s Common Stock (the “Principal Trading Market”).  For the purposes hereof, VWAP shall be calculated by taking, for each intraday period (i) the closing price of the Company’s Common Stock on the Principal Trading Market (“Closing Price”) and (ii) multiplying the Closing Price by the total trading volume, then (iii) create a running total of these intraday values for the number of trading days (“Cumulative Value”) and (iv) divide the Cumulative Value by the running total of trading volume for the applicable period.  If there is no Principal Trading Market, then the Closing Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

Section 2.              Conversion.

(a)           Conversion Right.  If and only if the shareholders of the Company have approved of the conversion rights described herein at a regular or special meeting of the shareholders, then beginning on the date of that approval and continuing until all amounts due hereunder are paid in full, the Holder shall have the right from time to time, to convert all or any part of the outstanding and unpaid principal amount of this Note, any and all accrued and unpaid interest, and any other amounts due hereunder, into fully paid and non- assessable shares of Common Stock, at the Conversion Price.  For the avoidance of doubt, until the shareholders of the Company have approved of the conversion rights described herein, this Note shall not be convertible into Common Stock. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount by the applicable Conversion Price.

(b)          Authorized Shares.  The Company covenants that until the Note is paid in full, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Loan Agreement (the “Reserved Amount”).  The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

(d)           Method of Conversion.

(i)            Mechanics of Conversion.  This Note may be converted by the Holder in whole or in part at any time from time to time after the date hereof, once the conversion provisions have been approved by the shareholders of the Company, by (A) submitting to the Company a Notice of Conversion by facsimile or other reasonable means of communication, and (B) if required by Section 2(d)(A), surrendering this Note at the principal office of the Company.  If the Holder submits the Notice of Conversion to the Company prior to 5:00 p.m., Colorado time on a day on which banks are open for business in Colorado (a “Colorado Business Day”), the date of such submission shall be the Conversion Date for the requested conversion; if the Holder submits the Notice of Conversion to the Company on a day that is not a Colorado Business Day or after 5:00 p.m., Colorado time on a day that is a Colorado Business Day, the next Colorado Business Day shall be the Conversion Date for the requested conversion.

(A) Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.  In the event that a Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

(B)  Payment of Taxes.  The Company shall be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note, other than taxes related to or based upon the income of the Holder.

(C)          Delivery of Common Stock Upon Conversion.  Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within five (5) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (the “Delivery Date”) in accordance with the terms hereof and the Loan Agreement.

(iii)         Liquidated Damages.  The Company understands that a delay in the delivery of the Common Stock issuable on conversion in the form required pursuant to this Note could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Common Stock upon conversion of the Note in the amount of $100 per business day after the Delivery Date for each $100,000 of Note principal amount being converted of the corresponding shares of Common Stock which are not timely delivered.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Common Stock issuable upon conversion by the Delivery Date, the Holder may revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company.  The liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company. In addition, any such delay in delivery shall be deemed to be an Event of Default if Holder delivers any such notice of revocation or rescission.

(e)           Concerning the Shares.  The shares of Common Stock issued upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration .  Subject to the legend removal provisions set forth below, until such time as the shares of Common Stock issuable upon conversion of this Note may be sold pursuant to Rule 144 under the Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issued upon conversion of this Note that have not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, INCLUDING PURSUANT TO RULE 144 THEREUNDER, WHERE THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

(f)            Effect of Certain Events and Related Adjustments.

(i)            Effect of Merger, Consolidation, etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions that results in a Change of Control of the Company, as defined in the Loan Agreement shall either: (i) be determined by written notice of the Lender to constitute an Event of Default pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the outstanding principal amount hereof or (ii) shall be waived by written notice of the Lender as an Event of Default and result in the adjustments provided for in this Section 2(f).  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(ii)           Adjustment Due to Merger, Consolidation, etc.  If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Company shall not effect any transaction described in this Section 2(f)(ii) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder may, if approval of the Company’s shareholders has been obtained, convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 2(f)(ii). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(iii)          Purchase Rights.  If, at any time when any Notes are issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(iv)          Adjustment for Dividends.  In the event the Company shall make or issue, or shall have issued, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or the distribution (other than a distribution otherwise provided for herein) payable in (a) securities of the Company other than shares of Common Stock or (b) assets (including cash paid or payable out of capital or capital surplus or surplus created as a result of a revaluation of property, but excluding the cumulative dividends payable with respect to an authorized series of Preferred Stock), then and in each such event provision shall be made so that the Holder shall receive upon conversion hereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had the Note been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to Holders.

(v)           The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, recapitalizations, reclassifications or any similar events.

(vi)          Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the

Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

(vii)         No Adjustment for Small Amounts.  Anything in this paragraph to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Conversion Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Conversion Price by at least one cent, such change in the Conversion Price shall thereupon be given effect.

(viii)        Common Stock Defined.  Whenever reference is made in this Section to the issue or sale of shares of Common Stock, the term “Common Stock” shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.  However, shares issuable upon conversion hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

(ix)          Notice of Corporate Action.  If at any time:

(A)          the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(B)          there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(C)          there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days’ prior written notice of the record date for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with the provisions of the Loan Agreement.

Upon the request of Holder, the Company will at any time during the period this Note is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Note and the obligations of the Company hereunder.

Before taking any action which would cause an adjustment reducing the current Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Note, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.

(i)            Nature of Conversion Shares and Conversion Securities Issued.

(i)            When issued upon conversion of the Notes, the Conversion Shares will be legally and validly issued, fully-paid and non-assessable.

(ii)           The issuance of certificates for Conversion Shares will be made without charge.

(iii)          The Company will not close its books against the transfer of the Conversion Shares issued or issuable in any manner which interferes with the conversion of this Note.

Section 3.                No Impairment.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Company.

Section 4.              No Rights as a Shareholder.  This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings.

Section 5.              Good Funds.  All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds in lawful currency of the United States of America by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given).  All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

Section 6.              Investment Intent.  The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

Section 7.              Subject to Tax Withholdings.  The Company shall be entitled to withhold from all payments of principal of, and interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

Section 8.              Investment Representations.  This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Act”), and other applicable state and foreign securities laws and the terms of the Subscription Agreement.  In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Subscription Agreement.  Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 9.              Mutilated, Lost or Stolen Notes.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and adequate indemnity, if requested, all reasonably satisfactory to the Company.

Section 10.            Waiver of Jury Trial; No Other Waivers.    The Company and the Holder hereby waive the right to a trial by jury in any action, proceeding or counterclaim in respect of any matter arising out or in connection with this Note.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

Section 11.            Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

Section 12.            Registered Obligation.  The Company and Holder acknowledge that this Note is intended to qualify as a “portfolio interest” obligation within the meaning of Section 871(h) of the Internal Revenue Code of 1986, as amended. This Note is registered with the Company as to both the principal amount and any interest payable hereunder and may be transferred by the Holder to any third person only by surrendering the original note to the Company and the issuance by the Company of a new obligation to the transferee, as required under Section 1.871-14(c) of the Treasury Regulations promulgated under the United States Internal Revenue Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

GOLDEN MINERALS COMPANY

By:	/s/ Warren M. Rehn

Warren M. Rehn, President and Chief Executive Officer